SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               Form 8-K/A

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     June 12, 1998

                   UNIVIEW TECHNOLOGIES CORPORATION
        (Exact name of Registrant as specified in its charter)

     Texas                            2-93668-FW           75-1975147
(State or other jurisdiction of   Commission File Number  (IRS Employer
        incorporation)                                     Identification No.)

               10911 Petal Street,                         75238
                  Dallas, Texas                        (Zip Code)
         (Address of principal executive offices)

                             (214) 503-8880
          (Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

      The Company hereby amends its Current Report on Form 8-K dated June 12, 1998 to provide required financial information for Video Management, Inc. ("VMI"), a Texas corporation, which owns 100 percent of the issued and outstanding common stock of Network America, Inc. ("NWA"), an Oklahoma corporation, and CompuNet Support Systems, Inc. ("CNSS"), a Texas corporation.

      On June 12, 1998 the Registrant consummated the acquisition of 100 percent of the issued and outstanding capital stock of VMI pursuant to a Stock Purchase Agreement with the sole stockholder of VMI. The consideration given for the acquisition was Eight Hundred Thousand (800,000) shares of Registrant's par value $.10 common stock (the "Common Stock"). The purchase price was established through arms length negotiations between the parties, considering the historical revenues of NWA and CNSS, VMI's only assets, as well as the then current market price of Registrant's Common Stock.

      VMI was acquired from Alscomm, Inc., a Nevada corporation, 16885 Dallas Parkway, Suite 313, Dallas, Texas 75248. There exists no material relationship between Alscomm, Inc. and the Registrant or any of its affiliates, any director or officer of the registrant, or any associate of any such director or officer.

ITEM 5.   OTHER EVENTS

                       Forward Looking Statements

      This report may contain "Forward Looking Statements," which are Company expectations, plans, and projections which may or may not materialize, and which are subject to various risks and uncertainties. When used in this report, the words "plans," "expects," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. For a discussion of risk factors associated with some of these expectations, please refer to the section entitled "Risk Factors" contained in the Company's most recent S-3 Registration Statement, as well as the Company's other SEC filings, which contain additional discussion about those factors which could cause actual results or events to differ from management's expectations. These forward-looking statements speak only as of the date of this report. The Company expressly disclaims any obligation or undertaking to release publicly any updates or change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement may be based, except as may be otherwise required by the securities laws.

      A. On May 13, 1998, VMI acquired 100% ownership of NWA and CNSS from DataTell Solutions, Inc. ("DataTell") as a result of an agreement to accept collateral in satisfaction of a debt owing by DataTell to VMI. Prior to that date, the stock of NWA and CNSS had been pledged to VMI by DataTell as collateral in a series of note agreements with VMI.

      On May 15, 1998, E. Wade Griffin ("Petitioner"), an individual, filed an involuntary petition in bankruptcy against DataTell requesting that an order for relief be entered against DataTell under Chapter 7 of the United States Bankruptcy Code. Petitioner alleged in his petition that DataTell was indebted to him, that DataTell was in default on the obligation owed to him and that "upon information and belief, DataTell is generally not paying its debts that are not subject to bona fide dispute as they become due." DataTell filed a motion to dismiss the petition, alleging that Petitioner does not satisfy the necessary requirements and has vigorously contested the proceeding.

      The relevance to the Company of this proceeding is that if an order for relief is entered by the Court, and if certain other conditions are satisfied, the acquisition of NWA and CNSS by VMI could be reviewed by the Court to determine whether a preferential or a fraudulent transfer of those assets had occurred under the bankruptcy code. DataTell and VMI are both cognizant that this proceeding could affect certain interests of the Company in the future. VMI and its shareholders have been very cooperative with the Company in ensuring that these issues are resolved before the remaining administrative details of the acquisition of VMI by the Company are finalized.

      Management believes that the proceeding will have no material adverse effect upon the Company. However, as with any action of this type, the timing and degree of any effect upon the Company are uncertain and there can be no assurance that the proceeding will not have an adverse impact on the Company in the future. The action is currently pending and DataTell's Motion to Dismiss and Petitioner's application for an order for relief is currently set for hearing in October 1998 in the United States Bankruptcy Court, Northern District of Texas, Dallas Division, under Case No. 398-34353-RCM-7 (Chapter 7), styled In re:
DataTell Solutions, Inc. (Tax I.D. #75-2687364), Debtor.

     B. As had been previously announced, the Company has recently gone through a major transformation, reducing its dependence on consumer electronics, and focusing on new technologies. This conversion required the orderly winding down of manufacturing and distribution activities, and the expansion of new technical staff, education of existing staff, and development of an overall business plan going forward. This has been very costly, and at times confusing to most investors.

      The greatest challenges facing the Company at this time are: 1) building the revenue stream, 2) finalizing contracts on major projects currently in process, 3) communicating to the investment community the current focus and capabilities of the Company.

      The Company's greatest accomplishment in the recent past has been building a new revenue stream and adding to our technical staff. Through three acquisitions, the Company expanded its highly qualified engineering and programming staff, and gained an existing client base. This revenue is further outlined elsewhere in this 8-K/A report. The combined revenue of these acquisitions and our own expansion has enabled the Company to approach former revenue levels. In addition, with our technologies and exciting new prospects, the year ahead shows promise.

     The Company is now positioned into four distinct units:

1) Network America, Inc. is concentrated on specific network hardware design, buildup and implementation of these systems for schools, universities, and businesses. NWA also supplies other units of the Company their hardware requirements to perform consulting and software designed systems. NWA currently makes the largest single revenue contribution to the Company as a whole;

2) CompuNet Support Systems, Inc. is similar to NWA but more focused on the implementation of Local Area Networks and therefore generates a larger percentage of its business through consulting fees rather than hardware and equipment sales;

3) Advanced Systems Group is a combination of the original technical group of uniView Technologies and the acquisition of personnel from Corporate Network Solutions. This group has an elite staff dedicated to provide very high level design, installation, and convergence network solutions. Management feels that this group is the most advanced team ever assembled specifically for the convergence market. By utilizing the developed intellectual property of the Company and their highly qualified specialties, this group is expected in the future to be the leader for the Company in growth and profitability;

4) Products Group also has an excellent technical staff and is responsible for the management and expansion of the ISP, customer
  service,  and  the continued design of products for the Company.   This
  group will also support the other units of the Company by customizing applications, modifying products, and evaluating other products from either customers or internal sources. Having partnership arrangements with companies like Lucent Technologies and Motorola gives this group the additional strength to provide advanced products and technologies.

      Management believes the Company is now positioned to be the only provider of complete integrated systems for the rapidly developing market requiring customizable End-to-End solutions. It is able to identify potential customers and apply the hardware, software and total integration necessary to meet the demands of this unique and complex industry. Whether the Company is working with the largest telecommunication companies in the world, or the business next door, its solutions and technologies can be scaled to fulfill all of its customers' needs in the convergence market.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired.

     (b)  Auditor's statement on pro forma financial information.

     (c)  Exhibits.

     Reference is made to the Exhibit Index at the end of this Form 8-K/A report for a list of all exhibits filed with and incorporated by reference in this report.
                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                              uniView Technologies Corporation
                                   (Registrant)

                              By: /s/   F. Shelton Richardson, Jr.
                                   F. Shelton Richardson, Jr.
                                   Vice President - Chief Financial Officer
                                   (Principal Financial and Duly Authorized
                                     Officer)
Date:     August 26, 1998

                   FINANCIAL STATEMENTS AND REPORT OF
                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                         NETWORK AMERICA, INC.

                   MARCH 31, 1998 (UNAUDITED) and
                          SEPTEMBER 30, 1997

           REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Network America, Inc.

We have audited the accompanying balance sheet of Network America, Inc. as of September 30, 1997 and the related statements of operations, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Network America, Inc. as of September 30, 1997, and the results of its operations and its cash flows for the year ended September 30, 1997, in conformity with generally accepted accounting principles.

                                            /s/ King Griffin Adamson P.C.

                                            KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
August 20, 1998

                  NETWORK AMERICA, INC. - BALANCE SHEETS
            March 31, 1998 (unaudited) and September 30, 1997
                                 ASSETS
                                      March
                                       31,
                                      1998        September 30,
CURRENT ASSETS                      (unaudited)       1997
                                    -----------   ------------
 Cash                              $        -   $   243,036
 Trade accounts receivable, net of
    allowance for doubtful
    accounts of $8,634 in 1998
    and 1997                          582,345       906,190
 Inventory                            268,060       337,366
 Prepaid expenses                       8,899        22,640
 Deferred tax asset                     8,036         8,036
                                      -------     ---------
      Total current assets            867,340     1,517,268
                                      -------     ---------
PROPERTY AND EQUIPMENT, net           107,480       117,254
OTHER ASSETS
  Goodwill, net of accumulated
     amortization of $35,811 and
     $8,577 in 1998 and 1997,
     respectively                     736,096       763,330
  Other                                20,671        17,679
  Deferred tax asset                   13,600        13,600
                                      -------       -------
     Total other assets               770,367       794,609
                                      -------       -------
         Total assets            $  1,745,187   $ 2,429,131
                                    =========     =========
         LIABILITIES AND STOCKHOLDER'S (DEFICIT) EQUITY
CURRENT LIABILITIES
 Bank overdraft                  $    171,577   $         -
 Notes payable                         14,262        24,009
 Line of credit                       898,453       903,460
 Trade accounts payable               745,761       973,758
 Accrued expenses                     310,466       181,998
                                      -------       -------
     Total current liabilities      2,140,519     2,083,225
                                    ---------     ---------
COMMITMENTS AND CONTINGENCIES (Notes B, E & G)
STOCKHOLDER'S (DEFICIT) EQUITY
 Common stock - $1.00 par
   value; 1,500 shares,
   authorized, 500 shares issued
   and outstanding                        500           500
 Additional paid-in capital           593,500       593,500
 Accumulated deficit                 (989,332)     (248,094)
                                     ---------     ---------
     Total stockholder's
        (deficit) equity             (395,332)      345,906
                                     ---------    ---------
     Total liabilities and
       stockholder's (deficit)
       equity                   $   1,745,187   $ 2,429,131
                                    =========     =========
The accompanying notes are an integral part of these financial statements.

                          NETWORK AMERICA, INC.
                        STATEMENTS OF OPERATIONS
Six months ended March 31, 1998 (unaudited) and year ended September 30, 1997

                                           Six
                                          months
                                          ended     Year ended
                                        March 31,   September
                                           1998      30, 1997
                                       (unaudited)

SALES                               $    5,655,770 $11,598,678

COST  OF GOODS SOLD                      4,613,898   9,622,056
                                         ---------   ---------
GROSS PROFIT                             1,041,872   1,976,622

SELLING, GENERAL AND ADMINISTRATIVE        877,336   1,884,298
                                         ---------   ---------

OPERATING INCOME                           164,536      92,324

OTHER INCOME (EXPENSES)
 Other income (expense)                          -     (60,799)
 Interest expense                          (53,405)    (67,774)
                                           --------    --------
                                           (53,405)   (128,573)
                                           --------   ---------

NET INCOME (LOSS)  BEFORE INCOME TAXES     111,131     (36,249)

 Income tax expense                        (40,581)    (18,564)
                                           --------    --------

NET INCOME (LOSS)                       $   70,550   $ (54,813)
                                            ======     ========

The accompanying notes are an integral part of these financial statements.

                          NETWORK AMERICA, INC.
              STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
Six months ended March 31, 1998 (unaudited) and year ended September 30, 1997

                                                  (Accumulated
                                     Additional       Deficit)
                     Common Stock       paid-in       Retained
                   Shares    Amount     Capital       Earnings         Total
                   ------    ------     -------       --------         -----

Balance at
  September 30, 1996  500    $  500  $2,380,178     $   35,268   $ 2,415,946

Purchase price
  adjustment            -         -  (1,786,678)       592,162    (1,194,516)
  (See Note A)

Net loss                -         -           -        (54,813)      (54,813)

Distributions to
   parent               -         -           -       (820,711)     (820,711)
                    -----     -----       -----       ---------     ---------

Balance at
  September 30, 1997  500       500     593,500       (248,094)      345,906

Net income
   (unaudited)          -         -           -         70,550        70,550

Distributions to
   parent (unaudited)   -         -           -       (811,788)     (811,788)
                     ----      ----        ----       ---------     ---------

Balance at March
30, 1998 (unaudited)  500    $  500   $ 593,500     $ (989,332)   $ (395,332)
                    =====       ===     =======       =========     =========
The accompanying notes are an integral part of these financial statements.

                          NETWORK AMERICA, INC.
                        STATEMENTS OF CASH FLOWS
Six months ended March 31, 1998 (unaudited) and year ended September 30, 1997

                                         Six
                                        months
                                        ended               Year
                                        March              ended
                                         31,       September 30,
                                        1998               1997
                                      (unaudited)
                                      -----------         ------
 Cash flows from operating activities:
  Net income (loss)                    $  70,550        (54,813)
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities:
      Depreciation and amortization       41,371        161,282
      Changes in operating assets and
        liabilities:
         Trade accounts receivable       323,845        (74,956)
         Inventory                        69,306        114,385
         Prepaid expenses                 13,741        (17,094)
         Other assets                     (2,992)       (12,946)
         Trade accounts payable         (227,997)       574,443
         Other current liabilities       128,468         28,835
                                         -------        -------
      Net  cash  provided by operating
         activities                      416,292        719,136
                                         -------        -------
 Cash flows from investing activities
   Purchase of property and equipment     (4,363)       (91,860)
                                          -------       --------
       Net cash used by investing
        activities                        (4,363)       (91,860)
                                          -------       --------
 Cash flows from financing activities
  Bank overdraft                         171,577              -
  Proceeds from line of credit                 -        755,747
  Payments on line of credit              (5,007)      (322,287)
  Proceeds from notes payable                  -         15,985
  Payments on notes payable               (9,747)       (12,974)
  Distributions to parent               (811,788)      (820,711)
                                        ---------      ---------
       Net cash used by financing
         activities                     (410,250)      (384,240)

     Net increase(decrease) in cash     (243,036)       243,036

 Cash at beginning of period             243,036              -
                                         -------        -------

 Cash at end of period                 $       -     $  243,036
                                         =======        =======
 Cash paid during the period for:
        Interest                       $  53,405     $   67,774
                                          ======         ======

The accompanying notes are an integral part of these financial statements.

                          NETWORK AMERICA, INC.
                      NOTES TO FINANCIAL STATEMENTS
            March 31, 1998 (unaudited) and September 30, 1997

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

Nature of Operations

Network America, Inc. ("Company") sells, installs, and provides ongoing maintenance and repair service for computer hardware and software products. The Company's operations are concentrated in Oklahoma and Arkansas.

General

In April 1993, 100% of the outstanding common stock of the Company was purchased by a public entity for a total consideration of $2,500,000. At the time of this transaction, the Company applied the "push down" basis of accounting by allocating the purchase price to all assets and liabilities based upon their fair value under the purchase method of accounting. The excess of the purchase price over fair values of assets and liabilities totaled $2,321,179 and was recorded by the Company as goodwill. The Company amortized this goodwill over its estimated life of 20 years.

On June 28, 1996, 51% of the outstanding common stock of the Company was sold to DataTell Solutions, Inc. ("DataTell" or "Parent"), a non public entity. On July 1, 1997, the remaining 49% of the Company's common stock was sold to DataTell. The consideration for both transactions totaled $594,000 paid in cash. The Company again applied the "push down" basis of accounting by restating their assets and liabilities (at the date of purchase of the 49% of the Company's common stock) to their fair value with the excess of the purchase price allocated to goodwill. A summary of the purchase price allocation on July 1, 1997, is as follows:

                 Current assets                    1,489,402
                 Fixed assets                        103,870
                 Goodwill                            771,907
                 Other assets                         18,282
                 Current liabilities              (1,789,461)
                                                  -----------
                                                 $   594,000
                                                     =======

Goodwill, as restated, is being amortized over its estimated life of 15 years. Amortization expense for the six months ended March 31, 1998 (unaudited) and the year ended September 30, 1997, totaled $ 27,234 and
$76,040, respectively. Adopting a "push down" basis for assets and liabilities had the effect of reducing amortization expense by $18,675 and $20,800, for the six months ended March 31, 1998 (unaudited), and the year ended September 30, 1997, respectively.

Advertising Costs

Advertising costs are charged to operations when the advertising first takes place. Advertising costs charged to expense totaled $ 52,082 and $ 143,619 for the six months ended March 31, 1998 (unaudited), and the year ended September 30, 1997, respectively.

                          NETWORK AMERICA, INC.
                      NOTES TO FINANCIAL STATEMENTS
            March 31, 1998 (unaudited) and September 30, 1997

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Revenue Recognition

The Company recognizes service revenue as the services are provided. Equipment sales are recognized at the time of product delivery and customer acceptance. Maintenance revenues are recognized ratably over the contractual period or as services are provided.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined by the average cost method. Inventory consists of computer parts and peripherals to be used in network systems.

Warranty

The Company sells the majority of its products with a two year parts and labor warranty. Warranty expense is recognized when the items are sold and is based upon the Company's experience of the amount of claims actually made. At September 30, 1997, the Company has recorded an allowance for future warranty claims of $40,000.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided by the straight-line method over the estimated useful lives of 3 to 5 years.

Income Taxes

The Company utilizes the asset and liability method for financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Use of Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

                          NETWORK AMERICA, INC.
                      NOTES TO FINANCIAL STATEMENTS
            March 31, 1998 (unaudited) and September 30, 1997

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Goodwill

Goodwill prior to the application of "push down" accounting applied in connection with DataTell's acquisition of the remaining 49% of the Company's common stock was being amortized over 20 years. Goodwill arising from the application of "push down" accounting from the DataTell purchase is being amortized over its estimated useful life of 15 years.

Management periodically evaluates the recoverability, valuation, and amortization of goodwill. As a part of this review, management considers the undiscounted projected future net earnings. If the undiscounted future net earnings is less than the stated value, goodwill will be written down to fair value.

Unaudited Period

The financial information as of March 31, 1998 and for the six months ended March 31, 1998 is unaudited. In the opinion of management, such information contains all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for such period. The results of operations for the interim period is not necessarily indicative of the results of operations for the full fiscal year.

Statement of Cash Flows

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less when purchased

NOTE B - ABILITY TO CONTINUE AS A GOING CONCERN

As reflected in the accompanying financial statements, at September 30, 1997, current liabilities exceeded current assets by approximately $566,000. A significant portion of current liabilities relates to the line of credit which matured on July 31, 1998, and is now past due (see Note D). At the date of this report, management is in the process of refinancing this line of credit with another financial institution. The Company's ability to continue as a going concern will be based upon its ability to refinance this line of credit or obtain an extension until the refinancing is accomplished. Management believes that cash flows from operations is sufficient to meet all other cash flow needs of the Company. Subsequent to June 12, 1998, the Company's new parent, uniView Technologies Corporation advanced to the Company $300,000 for use in normal operations.

                          NETWORK AMERICA, INC.
                      NOTES TO FINANCIAL STATEMENTS
            March 31, 1998 (unaudited) and September 30, 1997

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:
                                        March 31,
                                            1998    September
                                      (unaudited)    30, 1997

       Office furniture and equipment    $ 51,825    $ 47,462
       Automobiles                         76,295      76,295
       Leasehold improvements              48,294      48,294
       Rental equipment                   166,250     166,250
                                          -------     -------
                                          342,664     338,301
       Accumulated depreciation and
          amortization                   (235,184)   (221,047)
                                         ---------   ---------
                                         $107,480    $117,254
                                          =======     =======
Depreciation expense totaled $14,137 and $85,242 for the six months ended March 31, 1998 (unaudited) and the year ended December 31, 1997, respectively.

NOTE D - LINE OF CREDIT
The Company maintained a $1,800,000 line of credit with a bank which bore interest at prime plus 1% and was collateralized by accounts receivable, inventory, and equipment. At September 30, 1997, the amount due under this line of credit totaled $903,460. On May 30, 1998, this line of credit was extended and modified to allow maximum borrowings of $1,000,000. All other terms remained unchanged. The note is due on demand and matured on July 31, 1998 (See note B.)

NOTE E - CONCENTRATIONS AND CREDIT RISK
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. In the normal course of business, the Company extends unsecured credit to virtually all of its customers. The Company's customers are concentrated primarily in Arkansas and Oklahoma. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance by the Company's customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance. The Company's customers are concentrated primarily in Arkansas and Oklahoma. For the year ended September 30, 1997, one customer accounted for $1,457,285 or 12.6% of the Company's total sales. In addition, at September 30, 1997, three customers' accounts comprised approximately 49% of the total trade accounts receivable balance.

NOTE F - RELATED PARTY TRANSACTIONS

During the year ended September 30, 1997, the Company made net advances to the Parent totaling $820,711, which included $18,564 in current taxes payable deemed to be paid by the Parent. During the six months ended March 31, 1998 (unaudited), the Company made additional advances of $811,788. These amounts have been recorded as equity distributions.

                          NETWORK AMERICA, INC.
                      NOTES TO FINANCIAL STATEMENTS
            March 31, 1998 (unaudited) and September 30, 1997

NOTE G - COMMITMENTS

The Company leases office facilities under lease agreements classified as operating leases. Total rent expense for the six months ended March 31, 1998, and for the year ended September 30, 1998, totaled $63,969 and $89,312, respectively. Annual future minimum rental payments required under operating leases for future years are as follows:

                  Year Ending
                 September 30,

                      1998              $  106,680
                      1999                 109,380
                      2000                 109,380
                      2001                  85,380
                      2002                  17,260
                                            ------
                                        $  428,080
                                           =======

NOTE H - INCOME TAXES

Income tax expense is comprised of the following:

                          Six months
                               ended       Year
                           March 31,      ended
                                1998  September
                                            30,
                          (unaudited)      1997
                          -----------    ------

        Current               40,581     18,564
        Deferred                   -          -
                              ------     ------
                             $40,581    $18,564
                              ======     ======

                          NETWORK AMERICA, INC.
                      NOTES TO FINANCIAL STATEMENTS
            March 31, 1998 (unaudited) and September 30, 1997

NOTE H - INCOME TAXES - continued

A reconciliation of income tax expense computed by applying the U. S. Federal statutory rate to income (loss) before income taxes for the six months ended March 31, 1998 (unaudited) and the year ended September 30, 1997 is as follows:

                            March 31
                                1998  September
                          (unaudited)  30, 1997
                          -----------  --------
Statutory rate applied
   to income(loss)
   before income taxes    $   37,785  $ (12,325)
Permanent differences          2,796     30,889
                              ------     ------
                          $   40,581  $  18,564
                              ======     ======

Deferred tax assets and liabilities consist of the following:

                                  March 31
                                      1998        September
                                (unaudited)         30,1997
                                -----------         -------
Deferred tax assets - current
  Accounts receivable - current   $  2,936         $  2,936
  Inventory - current                5,100            5,100
                                     -----            -----
                                  $  8,036         $  8,036
                                     =====            =====
Deferred tax asset - noncurrent
  Accrued liabilities - long term $ 13,600         $ 13,600
                                    ======           ======

NOTE I - PROFIT SHARING PLAN

Substantially all of the Company's employees are covered by the Parent's 401(k) plan. Contributions to the plan are at the discretion of management. During the year ended September 30, 1997, the Company made no discretionary contributions to the plan.

NOTE J - SUBSEQUENT EVENT

On May 13, 1998, VMI acquired 100% ownership of the Company from DataTell Solutions, Inc. ("DataTell") as a result of an agreement to accept collateral in satisfaction of a debt owing by DataTell to VMI. Prior to that date, the stock of the Company had been pledged to VMI by DataTell as collateral in a series of note agreements with VMI. On June 12, 1998, Video Management, Inc. was acquired by uniView Technologies Corporation, a public company.

                   FINANCIAL STATEMENTS AND REPORT OF
                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                     COMPUNET SUPPORT SYSTEMS, INC.

                     MARCH 31, 1998 (UNAUDITED) and
                            DECEMBER 31, 1997

           REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
CompuNet Support Systems, Inc.

We have audited the accompanying balance sheet of CompuNet Support Systems, Inc. as of December 31, 1997, and the related statements of operations, stockholder's deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CompuNet Support Systems, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ King Griffin & Adamson P.C.

                                          KING GRIFFIN & ADAMSON P.C.
Dallas, Texas
July  31, 1998

             COMPUNET SUPPORT SYSTEMS, INC. - BALANCE SHEETS
           March 31, 1998 (unaudited)  and December 31, 1997

                                 ASSETS
                                                   March      December
                                                  31,1998     31, 1997
                                                (unaudited)
                                                -----------  ---------
   CURRENT ASSETS
     Trade accounts receivable, net of
       allowance for doubtful accounts of
       $13,832 and $ -0- at March 31, 1998
       and December 31, 1997                   $   617,511   $ 823,770
     Inventory                                     216,601     202,484
     Deferred income taxes                          23,797      37,026
                                                    ------      ------
        Total current assets                       857,909   1,063,280
                                                   -------   ---------
   PROPERTY AND EQUIPMENT, net                     110,548     112,657
                                                   -------     -------
   OTHER ASSETS                                      7,355       7,355
                                                     -----       -----
       Total assets                             $  975,812  $1,183,292
                                                   =======   =========

                  LIABILITIES AND STOCKHOLDER'S DEFICIT

   CURRENT LIABILITIES
        Line of credit                             628,498     729,807
        Trade accounts payable                     242,835     196,207
        Accrued expenses                           174,607     151,289
        Bank overdraft                             100,958      68,452
        Income taxes payable                         2,325      19,599
        Notes payable, current portion               4,576       6,715
                                                     -----       -----
            Total current liabilities            1,153,799   1,172,069
                                                 ---------   ---------
   DEFERRED INCOME TAXES                            10,442      11,111
                                                    ------      ------
   NOTES PAYABLE, less current portion               5,118       5,118
                                                     -----       -----
   COMMITMENTS AND CONTINGENCIES (NOTE E)

   STOCKHOLDER'S DEFICIT
      Common  stock  -  $0.05  par value;
        authorized 10,000,000 shares; issued and
        outstanding, 50,838 shares                   2,542       2,542
      Additional paid-in capital                   218,753     218,753
      Accumulated deficit                         (414,842)   (226,301)
                                                  ---------   ---------
           Total stockholder's deficit            (193,547)     (5,006)
                                                  ---------     -------
           Total liabilities and stockholder's
              deficit                           $  975,812  $1,183,292
                                                   =======   =========

The accompanying notes are an integral part of these financial statements.

                     COMPUNET SUPPORT SYSTEMS, INC.
                        STATEMENTS OF OPERATIONS
            Three months ended March 31, 1998 (unaudited) and
                      year ended December 31, 1997

                                               Three
                                              months             Year
                                               ended            ended
                                           March 31,         December
                                                1998              31,
                                          (unaudited)           1997
                                          -----------           ----
   SALES                                $  1,075,574     $ 5,747,862

   COST OF GOODS SOLD                        875,471       4,602,147
                                             -------       ---------

   GROSS PROFIT                              200,103       1,145,715

   SELLING, GENERAL AND ADMINISTRATIVE       197,135          96,179
                                             -------          ------

   OPERATING INCOME                            2,968         149,536
                                               -----         -------

   OTHER (INCOME) EXPENSES
        Other income (expense)                (1,404)         (4,237)
        Interest expense                      19,276          37,284
                                              ------          ------
                                              17,872          33,047
                                              ------          ------
   NET INCOME (LOSS) BEFORE INCOME TAXES     (14,904)        116,489

      Income tax expense (benefit)            (4,714)         14,285
                                              -------         ------
   NET INCOME (LOSS)                         (10,190)        102,024
                                             ========        =======

The accompanying notes are an integral part of these financial statements.

                     COMPUNET SUPPORT SYSTEMS, INC.
              STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
            Three months ended March 31, 1998 (unaudited) and
                       year ended December 31, 1997

                                                            Retained
                                               Additional   Earnings
                 Preferred stock  Common stock    paid-in  (Accumulated
                 Shares  Amount  Shares  Amount   Capital   Deficit)     Total
                 ------  ------  ------  ------   -------   --------     -----

Balance at
  December 31,
  1996            2,000 $10,000  50,838 $ 2,542  $ 22,405   $ 76,273 $ 111,220

Purchase Price
  Adjustment          -       -       -       -   196,348   (196,348)        -

Retirement of
  Stock          (2,000)(10,000)      -       -         -          -   (10,000)

Distribution to
  Parent              -       -       -       -         -   (208,430) (208,430)

Net Earnings          -       -       -       -         -    102,204   102,204
                 ------    ----    ----    ----      ----    -------   -------

Balance at
  December 31, 1997   -       -  50,838   2,542   218,753   (226,301)   (5,006)

Distribution to
  Parent (unaudited)  -       -       -       -         -   (178,351) (178,351)

Net Loss (unaudited)  -       -       -       -         -    (10,190)  (10,190)
                   ----    ----    ----    ----      ----    --------  --------

Balances at March
 31, 1998 (unaudited) -  $    -  50,838  $2,542  $218,753  $(414,842)$(193,547)
                   ====    ====  ======   =====   =======   ========= =========

The accompanying notes are an integral part of these financial statements.

                     COMPUNET SUPPORT SYSTEMS, INC.
                        STATEMENTS OF CASH FLOWS
            Three months ended March 31, 1998 (unaudited) and
                       year ended December 31, 1997

                                                   Three
                                                  months       Year
                                                   ended      ended
                                               March 31,   December
                                                    1998        31,
                                             (unaudited)       1997
                                             -----------       ----
Cash flows from operating activities:
  Net income (loss)                         $   (10,190)  $ 102,204
  Adjustments to reconcile net income (loss)
    to net cash provided (used) by operating
    activities:
      Depreciation and amortization              11,651      23,961
      Allowance for doubtful accounts            13,901     (21,240)
      Inventory obsolescence reserve                  -      14,596
      Deferred income taxes                      12,560      (5,822)
      Changes in operating assets and liabilities:
         Trade accounts receivable              192,358    (160,801)
         Inventory                              (14,117)    (56,947)
         Other assets                                 -      (5,000)
         Trade accounts payable                  46,628    (279,393)
         Other current liabilities               38,550     102,789
                                                 ------     -------
            Net cash provided (used) by
              operating activities              291,341    (285,653)
                                                -------    ---------
 Cash flows from investing activities:
   Purchase of property and equipment            (9,542)    (57,419)
                                                 -------    --------
            Net cash used by investing
              activities                         (9,542)    (57,419)
                                                 -------    --------
 Cash flows from financing activities:
  Net proceeds from lines of credit                   -     561,179
  Purchase and retirement of preferred stock          -     (10,000)
  Payments on borrowings                       (103,448)     (6,775)
  Distributions to Parent                      (178,351)   (208,430)
                                               ---------   ---------
            Net cash provided (used) by
              financing activities             (281,799)    335,974
                                               ---------    -------

            Net increase (decrease) in cash           -      (7,098)

 Cash at beginning of period                          -       7,098
                                                -------       -----
 Cash at end of period                        $       -     $     -
                                                =======       =====
 Cash paid during the period for:
  Interest                                    $  19,276     $37,284
                                                =======      ======
  Income taxes                                $       -     $17,171
                                                =======      ======
The accompanying notes are an integral part of these financial statements.

                     COMPUNET SUPPORT SYSTEMS, INC.
                      NOTES TO FINANCIAL STATEMENTS
            March 31, 1998 (unaudited) and December 31, 1997

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

CompuNet Support Systems, Inc. ("Company") is a full service systems integration company involved in design and installation of local area networks and wide area networks. The Company's operations are concentrated in Texas and its customer base is nationwide.

General

On July 31, 1997, 100 % of the outstanding common stock of the Company was sold to DataTell Solutions, Inc. ("DataTell" or "Parent"). Total consideration paid for the common stock totaled approximately $220,000, which approximated the net book value of the Company on July 31, 1997. The Company has applied the "push down" basis of accounting by allocating the purchase price to all assets and liabilities based upon their fair value on the date of purchase. No adjustment to total equity or allocation to goodwill was necessary, as the fair value of all assets and liabilities held approximated their book value. At the date of purchase by DataTell, $196,348, being all of the retained earnings, was eliminated against additional paid-in capital. Accumulated deficit at December 31, 1998 is the deficit accumulated since the purchase date by DataTell.

Revenue Recognition

The Company recognizes service revenue as the services are provided. Equipment sales are recognized at the time of product delivery and customer acceptance. Maintenance and warranty revenues are recognized ratably over the contractual period or as the services are provided.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined by the specific identification method. Inventory consists of computer parts and peripherals to be used in network systems.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided by the straight-line method over the estimated useful lives of 3 to 5 years.

Income Taxes

The Company utilizes the asset and liability method for financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                     COMPUNET SUPPORT SYSTEMS, INC.
                NOTES TO FINANCIAL STATEMENTS - CONTINUED
            March 31, 1998 (unaudited) and December 31, 1997

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Unaudited Period

The financial information as of March 31, 1998 and for the three months ended March 31, 1998 is unaudited. In the opinion of management, such information contains all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for such period. The results of operations for the interim period is not necessarily indicative of the results of operations for the full fiscal year.

Statement of Cash Flows

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of 3 months or less when purchased.

Use of Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

NOTE B - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                       March 31, 1998
                                          (unaudited)     December 31, 1997
                                          -----------     -----------------
`     Equipment                           $   201,101      $   191,559
      Furniture and fixtures                   16,782           16,782
      Software                                 11,651           11,651
      Leasehold improvements                    3,500            3,500
                                                -----            -----
                                              233,034          223,492
      Accumulated depreciation and
        amortization                         (122,487)        (110,835)
                                             ---------        ---------
                                          $   110,548      $   112,657
                                              =======          =======

                     COMPUNET SUPPORT SYSTEMS, INC.
                NOTES TO FINANCIAL STATEMENTS - CONTINUED
            March 31, 1998 (unaudited) and December 31, 1997
NOTE C -  NOTES PAYABLE

Notes payable consists of loans to the Company from former shareholders for the retirement of preferred stock, with interest rates of 10%, payable in monthly installments. These notes are unsecured.
Future annual maturities as of December 31, 1997, are as follows:
             1998                        $  6,715
             1999                           2,811
             2000                           2,307
                                            -----
                                         $ 11,833
                                           ======
NOTE D - LINE OF CREDIT

Prior to July 31, 1997, the Company maintained a line of credit which provided for borrowings up to $250,000 with an interest rate of prime plus 3%. This line was collateralized by all assets and was due on demand. On July 31, 1997, the Company entered into a new line of credit agreement allowing maximum borrowings of $1,000,000. The line bears interest at prime plus 2.375% and is collateralized by substantially all assets of the Company (effective rate was 10.875% at March 31, 1998 (unaudited) and December 31, 1997). At December 31, 1997, amounts
due under this line of  credit totaled  $729,807.   On  July  31, 1998,
the line automatically renewed establishing the current maturity date of July 31, 1999.

NOTE E - COMMITMENTS

The Company leases certain equipment and office facilities under lease agreements classified as operating leases. Total rent expense during the three months ended March 31, 1998 (unaudited) and the year ended December 31, 1997 was $ 16,253 and $53,480, respectively.
Annual future minimum rental payments required under operating leases for future years are as follows:
         Years ending
          December 31,
             1998                        $   47,784
             1999                            27,138
             2000                             7,810
                                              -----
                                         $   82,732
                                             ======
NOTE F - CONCENTRATIONS AND CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. In the normal course of business, the Company extends unsecured credit to virtually all of its customers. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance by the Company's customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance. During 1997, a significant portion of the Company's sales were provided by one major customer which represented approximately $2.1 million in sales or 37%. At December 31, 1997, this customer had an accounts receivable balance of $374,857.

                     COMPUNET SUPPORT SYSTEMS, INC.
                NOTES TO FINANCIAL STATEMENTS - CONTINUED
            March 31, 1998 (unaudited) and December 31, 1997

NOTE G - RELATED PARTY TRANSACTIONS

During the year ended December 31, 1997, the Company made net advances to the Parent totaling $208,430, which included $6,222 in current taxes payable deemed to be paid by the Parent. These amounts have been recorded as equity distributions.

NOTE H - INCOME TAXES

Income tax expense (benefit) is comprised of the following:

                                  March 31,
                                       1998    December
                                (unaudited)    31, 1997
                                -----------    --------

        Current               $    (17,274)  $   20,107
        Deferred                    12,560       (5,822)
                                    ------       -------
                              $     (4,714)  $   14,285
                                    =======      ======
A reconciliation of income tax expense computed by applying the U. S. Federal statutory rate to income (loss) before income taxes for the three months ended March 31, 1998 and the year ended December 31, 1997 is as follows:
                                      March
                                    31,1998    December
                                (unaudited)    31, 1997
                                -----------    --------
        Statutory rate applied
           to income(loss)
           before income taxes   $  (3,465)  $   34,688
        Benefit of surtax rates          -      (11,742)
        Other                       (1,249)      (8,661)
                                    -------      -------
                                 $  (4,714)  $   14,285
                                    =======      ======
Deferred tax assets and liabilities consist of the following:

                                 March 31,
                                    1998     December
                               (unaudited)   31, 1997
                               -----------   --------
    Deferred tax assets -
       current                  $  23,797   $  37,026
    Deferred tax liabilities
       - long term                (10,442)    (11,111)
                                  --------    --------
    Net deferred tax assets     $  13,355   $  25,915
                                   ======      ======
The current deferred tax asset results from the inventory obsolescence reserve, deferred revenue and deferred rent which are amounts recorded
differently  for income tax and financial reporting purposes.   The  non-
current deferred tax liability results from the differences in income tax and financial reporting depreciation methods.

                     COMPUNET SUPPORT SYSTEMS, INC.
                NOTES TO FINANCIAL STATEMENTS - CONTINUED
            March 31, 1998 (unaudited) and December 31, 1997

NOTE I - PROFIT SHARING PLAN

Substantially all of the Company's employees are covered by the Parent's 401(k) plan. Contributions to the plan are at the discretion of management. During the year ended December 31, 1997, the Company made no discretionary contributions to the plan.

NOTE J - SUBSEQUENT EVENT

On May 13, 1998, VMI acquired 100% ownership of the Company from DataTell Solutions, Inc. ("DataTell") as a result of an agreement to accept collateral in satisfaction of a debt owing by DataTell to VMI. Prior to that date, the stock of the Company had been pledged to VMI by DataTell as collateral in a series of note agreements with VMI. On June 12, 1998, Video Management, Inc. was acquired by uniView Technologies Corporation, a public company.

                    uniView Technologies Corporation
                     Pro Forma Financial Information

Effective June 12, 1998, uniView Technologies Corporation ("uniView"), completed the acquisition of 100% of the issued and outstanding common stock of Video Management, Inc. ("VMI") in a stock for stock transaction. This acquisition was accounted for by uniView as a pooling of interests. Consideration given for the acquisition of VMI's stock was 800,000 newly issued shares of uniView's common stock.

On May 13, 1998, VMI acquired 100% of the outstanding common stock of Network America, Inc. ("NWA") and CompuNet Support Systems, Inc. ("CNSS") through an agreement to accept such stock in satisfaction of a debt owed to VMI. This acquisition was accounted for by VMI as a purchase. Prior to the acquisition of these two subsidiaries, VMI had no operations.

As the acquisition of VMI by uniView was accounted for using the pooling method, pro forma statements of operations would typically be required to be presented for the years ended June 30 (uniView year end), 1995, 1996, and 1997 assuming the acquisition had occurred on July 1, 1994. A pro forma balance sheet would typically be presented as of March 31, 1998, reflecting the combination as if it had occurred on that date. However, VMI had no significant operations during or as of these periods to be presented as its purchase of NWA and CNSS occurred subsequent to these periods. Accordingly, no pro forma financial information is presented.

                    UNIVIEW TECHNOLOGIES CORPORATION

                         EXHIBIT INDEX
Exhibit                                                   Sequential
Number              Description of Exhibits                     Page

2              Stock Purchase Agreement dated as of June 12, 1998 between the Company and Alscomm, Inc. (filed as Exhibit "2" to the Company's Current Report on Form 8-K originally filed with the Commission on June 26, 1998 and incorporated herein by
          reference.)                                            N/A

4.1 Articles of Incorporation of the Company, as amended, defining the rights of security holders (filed as Exhibit "4.1" to the Company's Registration Statement on Form S-3 originally filed with the Commission on May 13, 1998 and incorporated
          herein by reference.)                                  N/A

4.2 Bylaws of the Company, as amended, defining the rights of security holders (filed as Exhibit "3(ii)" to the Company's
          Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997 and incorporated herein by reference.) N/A

4.3 Series A Preferred Stock terms and conditions (filed as Exhibit "4.3" to the Company's annual report on Form 10-K for the fiscal year ended June 30, 1994 and incorporated herein by
          reference.)                                            N/A

4.4 Series H Preferred Stock terms and conditions (filed as Exhibit "4.4" to the Company's Registration Statement on Form S-3 filed with the Commission on June 20, 1996 and incorporated
          herein by reference.)                                  N/A

4.5 Series Q Preferred Stock terms and conditions (filed as Exhibit "4.6" to the Company's Current Report on Form 8-K dated
          June 12, 1998 and incorporated herein by reference.)   N/A

4.6 Series 1998-A1 Preferred Stock terms and conditions (filed as Exhibit "4.5" to the Company's Registration Statement on Form S-3 filed with the Commission on July 20, 1998 and
          incorporated herein by reference.)                     N/A
_______________
*  Filed herewith.